Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                          of the Securities Act of 1934

Filed by Registrant  [ X ]
Filed by a Party other than Registrant  [   ]

Check the appropriate box:

    [   ] Preliminary Proxy Statement
    [ X ] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or
                        ss. 240.14a-12


                              Carey Diversified LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


          (Name of Person(s) Filing Proxy Statement) Michael B. Pollack

Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii),
      14a-6(i)(1), or 14a-6(j)(2).

[   ] $500 per each party to the  controversy  pursuant to  Exchange  Act Rule
      14a-6(i)(3).

[   ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of  securities  to which  transaction  applies:
             Common Stock
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                         [letterhead-CAREY DIVERSIFIED]
[GRAPHIC-CAREY DIVERSIFIED LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 7, 1999



Dear Carey Diversified Shareholder:



     On Monday, June 7, 1999, Carey Diversified LLC will hold its 1999 annual meeting of the shareholders at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York. The meeting will begin at 9 a.m.


     We are holding this meeting:

     o To elect two (2) Class II directors, each to hold office for a three year term and until their respective successors are elected and qualified; and

     o To transact such other business as may properly come before the meeting.



     Only shareholders who owned stock at the close of business on March 31, 1999 are entitled to vote at the meeting. Carey Diversified mailed this Proxy Statement, proxy and its Annual Report to shareholders on May 3, 1999.


                                              By Order of the Board of Directors



                                              /s/ H. Augustus Carey
                                              ---------------------
                                              H. Augustus Carey
                                              Secretary


Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. You can vote your shares by using the telephone or through the Internet. Instructions for using these services are set forth on the enclosed proxy. You may also vote your shares by marking your votes on the enclosed proxy, signing and dating it and mailing it in the business reply envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person.


Carey Diversified LLC, 50 Rockefeller Plaza, New York, NY 10020 212-492-1100 Fax 212-977-3022 www.careydiv.com

                             CAREY DIVERSIFIED LLC

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                 April 30, 1999
--------------------------------------------------------------------------------

                               QUESTIONS & ANSWERS

Who is soliciting my proxy?

     We, the directors of Carey Diversified, are sending you this Proxy Statement and enclosed proxy.

Who is entitled to vote?

     Shareholders of Carey Diversified as of the close of business March 31, 1999 (the Record Date) are entitled to vote at the annual meeting.

How do I vote?

     You may vote your shares either by attending the annual meeting, by telephone, through the Internet, or by completing the enclosed proxy card. To vote by telephone, call the specially designated telephone number set forth on the enclosed proxy. To vote through the Internet, use the Internet voting site listed on the enclosed proxy card. To vote by proxy, sign and date the enclosed proxy and return it in the enclosed envelope. If you return your proxy but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the meeting.

May I revoke my proxy?

     Yes, you may revoke your proxy at any time before the meeting by voting in person, notifying Carey Diversified's Secretary, or submitting a later-date proxy. The mailing address of the company is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

How many shares may vote?

     At the  close of  business  on the  Record  Date,  March  31,  1999,  Carey
Diversified had 25,553,764 shares outstanding and entitled to vote. Every shareholder is entitled one vote for each share held.

What is a "quorum"?

     A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. A nominee must receive the affirmative vote of a majority of the votes cast at the meeting to be elected to the board.

How will voting on shareholder proposals be conducted?

     We do not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the annual meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment.

Who will pay the cost for this proxy solicitation and how much will it cost?

     Carey Diversified will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of Carey Property Advisors, L.P. (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $7,500, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

When are shareholder proposals for the 2000 annual meeting due?

     We must receive any proposal which a shareholder intends to present at Carey Diversified's 2000 annual meeting of shareholders no later than December 15, 1999 in order to be included in the Carey Diversified's Proxy Statement and form of proxy relating to that meeting.

     Carey Diversified will provide shareholders, without charge, a copy of the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1998, including the financial statements and schedules attached thereto, upon written request to Ms. Susan C. Hyde, Director of Investor Relations of the company, at Carey Diversified LLC, 50 Rockefeller Plaza, New York, New York 10020.


                              ELECTION OF DIRECTORS

     The company has a classified board of directors currently consisting of two Class II directors, four Class III directors and three Class I directors, who will serve until the annual meetings of shareholders to be held in 1999, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.

     Nominees for election as Class II directors are Francis J. Carey and Eberhard Faber, IV. If elected, the nominees will serve as directors until Carey Diversified's annual meeting in 2002, and until their successors are elected and qualified. Unless otherwise specified, proxies will be voted for the election of the named nominees. If a nominee is unavailable for election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Both of the nominees are now members of the board of directors.

     Detailed information on each member of the board of directors, including each Class II nominee to be elected at the meeting, is provided below.

CLASS II DIRECTOR NOMINEES TO SERVE UNTIL THE YEAR 2002

FRANCIS J. CAREY
AGE: 73

     Mr. Carey was elected in 1997 as Chairman, Chief Executive Officer and a director of Carey Diversified. From 1987 to 1997, Mr. Carey held various positions with affiliates of the company, including President of W.P. Carey & Co., Inc., and President and director of CPA(R):10, CIP(R) and CPA(R):12. Mr. Carey also served as director of W.P. Carey & Co. from its founding in 1973 until 1997. Prior to 1987, he was senior partner in Philadelphia, head of the real estate department nationally and a member of the executive committee of Reed Smith Shaw & McClay LLP, counsel for W.P. Carey & Co. and Carey Diversified. He served as a member of the executive committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has also served as a member of the Board of Trustees and executive committee of the Investment Program
Association since 1990, and as its Chairman since 1998, and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A.B. and J.D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the father of H. Augustus Carey and the brother of William P. Carey.

EBERHARD FABER, IV
AGE: 62

     Mr. Faber was elected to the board of directors of Carey Diversified in 1998 and is currently a director of PNC Bank, N.A., Chairman of the Board and director of the newspaper Citizens Voice, a director of Ertley's Motorworld, Inc., Chairman of the Board of Kings College and a director of Geisinger Wyoming Valley Hospital. Mr. Faber served as Chairman and Chief Executive Officer of Eberhard Faber, Inc., from 1973 to 1987. Mr. Faber also served as the director of the Philadelphia Federal Reserve Bank, including service as the Chairman of its Budget and Operations Committee from 1980 to 1986. Mr. Faber has served on the boards of several other companies, including First Eastern Bank from 1980 to 1994.

CLASS III DIRECTORS CONTINUING TO SERVE UNTIL THE YEAR 2000

WILLIAM P. CAREY
AGE: 68

     Mr. Carey, Chairman, President and Chief Executive Officer of W.P. Carey & Co., has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey & Co., in 1973, he served as Chairman of the Executive committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers), head of Real Estate and Private Placements, director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School of Finance, Mr. Carey is a Trustee of The John Hopkins University and of other educational and philanthropic institutions. He has served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at the University. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(R), CPA(R):12 and CPA(R):14. Mr. Carey is the brother of Francis J. Carey and the uncle of H. Augustus Carey.

DR. LAWRENCE R. KLEIN
AGE: 78

     Dr. Klein was elected to the board of directors of Carey Diversified in 1998 and is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley and the Massachusetts Institute of Technology and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. in 1984 as Chairman of the Economic Policy Committee and as a director.

CHARLES C. TOWNSEND, JR.
AGE: 71

     Mr. Townsend was elected to the board of directors of Carey Diversified in 1998 and currently is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend also serves as director of CIP(R) and CPA(R):14.

DONALD E. NICKELSON
AGE: 66

     Mr. Nickelson was elected to the board of directors of Carey Diversified in 1998 and is currently Vice-Chairman and director of Harbour Group Industries Inc., a leveraged buy-out firm. From 1988 to 1990, he served as President of PaineWebber Group, Inc., an investment banking and brokerage firm. He is Chairman of the Board of OmniQuip International, Inc. and Del Industries. He also serves as director of Surgen, Inc., Tarponwear International, Inc. and serves as a Trustee of the Mainstay Mutual Funds Group.

CLASS I DIRECTORS CONTINUING TO SERVE UNTIL THE YEAR 2001

STEVEN M. BERZIN
AGE: 48

     Mr. Berzin, Vice Chairman and Chief Legal Officer of Carey Diversified, was elected Executive Vice President, Chief Financial Officer, Chief Legal Officer and a Managing Director of W.P. Carey & Co. in July 1997. From 1993 to 1997, Mr. Berzin was Vice President--Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing Director, Corporate Development, and Senior Vice President and Chief Financial Officer. Mr. Berzin was associated with the law firm of Cravath, Swaine & Moore from 1978 to 1985, and from 1976 to 1977, he served as law clerk to the Honorable Anthony M. Kennedy, then a United States Circuit Judge. Mr. Berzin received a B.A. and M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University and a J.D. from Harvard Law School.

GORDON F. DUGAN
AGE: 32

     Mr. DuGan, President and Chief Acquisitions Officer of Carey Diversified, was elected Executive Vice President and a Managing Director of W.P. Carey & Co. in June 1997. Mr. DuGan rejoined W.P. Carey & Co. as Deputy Head of Acquisitions in February 1997. Mr. DuGan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co. Mr. DuGan joined W.P. Carey & Co. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer.

REGINALD WINSSINGER
AGE: 56

     Mr. Winssinger was elected to the board of directors of Carey Diversified in 1998 and is currently Chairman of the Board and Director of Horizon Real Estate Group, Inc. and National Portfolio, Inc. Mr. Winssinger has managed portfolios of diversified real estate assets exceeding $500 million throughout the United States for more than 20 years. Mr. Winssinger is active in the planning and development of major land parcels and has developed 20 commercial properties. Mr. Winssinger is a native of Belgium with more than 25 years of real estate practice, including 10 years based in Brussels, overseeing appraisals, construction and management. Mr. Winssinger holds a B.S. in Geography from the University of California at Berkeley and received a degree in Appraisal and Survey in Belgium. Mr. Winssinger presently serves as Honorary Belgium Consul to the State of Arizona, a position he has held since 1991.


                        EXECUTIVE OFFICERS OF THE COMPANY

     The company's executive officers are elected annually by the company's board of directors. Detailed information regarding the company's Executive Officers who are not directors of the company is set forth below.

CLAUDE FERNANDEZ
AGE: 46

     Mr. Fernandez, Executive Vice President--Financial Operations, is a Managing Director, Executive Vice President and Chief Administrative Officer of W.P. Carey & Co. Mr. Fernandez joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, a Vice President in April 1986, a First Vice President in April 1987, a Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W.P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

JOHN J. PARK
AGE: 34

     Mr. Park, Executive Vice President, Chief Financial Officer and Treasurer, is a Senior Vice President, Treasurer and a Managing Director of W.P. Carey & Co. Mr. Park became a First Vice President of W.P. Carey & Co. in April 1993 and a Senior Vice President in October 1995. Mr. Park joined W.P. Carey & Co. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received a B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991.

H. AUGUSTUS CAREY
AGE: 41

     Mr. Carey, Senior Vice President and Secretary, is Senior Vice President and a Managing Director of W.P. Carey & Co. He returned to W.P. Carey & Co. as a Vice President in August 1988 and was elected a First Vice President in April 1992. He also serves as President of CPA(R):10, CPA(R):12, CPA(R):14 and CIP(R). Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. Mr. Carey is Chairman of the Corporate Advisory Council for the International Association for Investment Planners and a Trustee for the Oxford Management Center Advisory Council. He is the son of Francis J. Carey and a nephew of William P. Carey.



                          SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of shares as of the March 31, 1999 by each of the directors including the Chief Executive Officer of the company. The business address of the individuals listed is 50 Rockefeller Plaza, New York, NY 10020. William P. Carey beneficially owns 14.24% of the shares of Carey Diversified. No other director or officer beneficially owns more than 1% of the shares of Carey Diversified. The directors and officers as a group own approximately 14.86% of the shares.

                                                           Amount of Shares
Name                                                      Beneficially Owned1
----                                                      -------------------
Francis J. Carey (2)                                             85,133
Steven M. Berzin (3)                                             46,864
Gordon F. DuGan (4)                                               5,300
William P. Carey (5)                                          4,076,660
Eberhard Faber, IV6, (7)                                         10,902
Lawrence R. Klein7                                                4,527
Donald E. Nickelson (7), (8)                                     11,322
Charles C. Townsend, Jr.                                          7,642
Reginald Winssinger                                               4,527

----------

(1) Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares which they are identified as being the beneficial owners.

(2) The amounts shown include 50,667 shares which Mr. Carey has the right to acquire through the exercise of stock options within 60 days after March 31, 1999 under Carey Diversified's 1997 Listed Share Incentive Plan. Additionally, 15,000 of these shares are held pursuant to a compensation arrangement with Carey Management LLC (the "Manager") and are subject to the restrictions connected therewith.

(3) 17,500 of these shares are held pursuant to a compensation arrangement with Carey Management LLC (the "Manager") and are subject to the restrictions connected therewith.

(4) 5,000 of these shares are held pursuant to a compensation arrangement with the Manager and are subject to the restrictions connected therewith.

(5) Includes 915,498 shares held by the Manager, Carey Management LLC, which Mr. Carey is deemed to own beneficially as a result of his ownership of the shareholders of Carey Management LLC, W.P. Carey & Co., Inc., Carey Corporate Property, Inc., Seventh Carey Corporate Property, Inc., Eighth Carey Corporate Property, Inc. and Ninth Carey Corporate Property, Inc. Also includes 19,349 shares held by W.P. Carey & Co., Inc., 18,246 shares held by Carey Corporate Property, Inc., 5,886 shares held by Seventh Carey Corporate Property, Inc., 7,390 shares held by Eighth Carey Corporate
     Property, Inc., and 5,592 shares held by Ninth Carey Corporate Property, Inc. for which Mr. Carey is deemed to be the beneficial owner. This amount also includes 3,010,730 shares which W.P. Carey & Co. has the right to acquire through the exercise of stock options. See "Certain Transactions."

(6) Includes 3,175 shares held by trusts of which Mr. Faber is a trustee and a beneficiary.

(7) The amount shown includes 1,333 shares which each of these directors has the right to acquire pursuant to stock options exercisable within 60 days of March 31, 1999 under Carey Diversified's Non-Employee Director Plan.

(8)  Includes 388 shares held by Mr. Nickelson's wife.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Members of the board of directors have been appointed to serve on various committees of the board of directors. The board of directors has currently established three committees: (i) the Executive Committee; (ii) the Compensation Committee; and (iii) the Audit Committee.

     o Executive Committee. The Executive Committee may authorize the execution of contracts and agreements, including those related to the borrowing of money by the company. The Executive Committee will exercise, during intervals between meetings of the board of directors and subject to certain limitations, all of the powers of the full board of directors and will monitor and advise the board of directors on strategic business planning for the company.

     o Compensation Committee. The Compensation Committee is responsible for assuring that the officers and key management personnel of the company are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. The Compensation Committee will review annually the compensation and allowances for directors as recommended by company management, review and approve distribution of incentive compensation or bonuses and the design of any new supplemental compensation program and, upon recommendation of company management, review and approve the number of shares, price per share, and period of duration for stock grants under any approved share incentive plan.

     o Audit Committee. The Audit Committee has been established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the company's internal accounting controls.

     The  board of directors does not have a standing nominating committee.


                        BOARD COMMITTEE MEMBERSHIP ROSTER

--------------------------------------------------------------------------------
        NAME                           EXECUTIVE      COMPENSATION        AUDIT
--------------------------------------------------------------------------------
        William P. Carey                  X*

        Francis J. Carey                  X

        Gordon F. DuGan                   X

        Charles C. Townsend, Jr.                           X*

        Eberhard Faber, IV                                 X              X

        Donald E. Nickelson                                X              X*

        Reginald Winssinger                                               X

        * Chairman of Committee

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     There were nine board meetings held in 1998. No incumbent director attended less than 75% of the total number of board meetings held in 1998.

                     COMPENSATION OF THE BOARD OF DIRECTORS

     Carey Diversified pays its directors who are not officers of the company fees for their services as directors. Such directors receive annual compensation of $31,000, and $1,000 for attending each quarterly meeting. This compensation is paid with $10,000 in cash and $25,000 in the form of restricted shares or options to purchase shares. In addition, Mr. Nickelson receives additional compensation (in the amount of $10,000 in the form of options to purchase shares) for serving as Chairman of the Audit Committee. This compensation may be changed by the board of directors. Officers or employees of the Carey Diversified or Manager who are directors are not paid any directors fees.

     Pursuant to the company's Non-Employee Directors' Plan, each independent director who was a member of the board of directors on January 21, 1998 was granted an option to purchase 4,000 shares at an exercise price of $20 per share and 1,250 restricted shares. The exercise price of options granted under the Non-Employee Directors' Plan may be paid in cash, acceptable cash equivalents, shares or a combination thereof. Options issued under the Non-Employee Directors' Plan are exercisable for ten years from the date of grant.

     The options granted under the Non-Employee Directors' Plan are exercisable as follows: 1,333 shares on January 21, 1999, 1,333 shares on January 21, 2000 and 1,334 shares on January 21, 2001, provided that the director is a member of the board of directors on such date.

     The Non-Employee Directors' Plan authorizes the issuance of up to 300,000 shares. In addition to the initial grant, in subsequent annual periods, each independent director is eligible to receive quarterly an award of options to purchase shares or restricted shares. Awards may be made on each April 1, July 1, October 1 and January 1 (each date, a "Quarterly Award Date") during the term of the Non-Employee Directors' Plan. As part of the compensation described above, each independent director may receive in lieu of restricted shares, on each Quarterly Award Date on which he is a member of the board of directors, the number of options to purchase shares or restricted shares having a fair market value on that date that as nearly as possible equals, but does not exceed $6,250.

                             EXECUTIVE COMPENSATION

     The company was organized as a Delaware limited liability company in October 1996. On January 1, 1998, the company completed its merger with nine CPA(R) Partnerships. During 1996 and 1997 the company had no employees and paid no compensation to any executive officer. The company currently has one employee. The following table sets forth the base compensation earned by Francis
J. Carey, the company's Chief Executive Officer, during 1998.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                      Long Term Compensation
                                 -----------------------------      ----------------------------------------------
                                                                     Restricted Stock        Securities Underlying
                                  Salary                 Bonus          Awards ($)1              Options (#)2
                                  ------                 -----       ----------------        ---------------------
     Francis J. Carey
       Chairman & Chief
       Executive Officer          $250,000             $150,000          $150,000                 113,500

     1 On January 1, 1998, Mr.Carey received a grant of 7,500 shares as part of his annual compensation. On January 1, 1998, the shares were not publicly traded but had a value of $20 per share for purposes of a merger involving the company and its stock which was completed that day. On March 31, 1999, the closing price of the company's shares as listed on the New York StockExchange was $17.6775. The transferability of these shares is restricted.

     2 On January 1, 1998, Mr. Carey received options to purchase 38,500 shares at $20 per share. Mr. Carey also received a one-time grant of options to purchase 75,000 shares at $20 per share.


                       OPTIONS GRANTED IN FISCAL YEAR 1998

                                       Percent of                                                  Potential Realizable Value
                                       Total Options                                               at Assumed Annual Rate of
                                       Granted to                                                  Share Price Appreciation
                        Options        Employees            Exercise Price     Expiration          ---------------------------
                        Granted(1)     in Fiscal Year       per Share          Date                    5%               10%
                        ----------     --------------       ---------------    ----------          ----------       ----------
Francis J. Carey        113,500            100%                  $20              1/08             $1,427,590       $3,617,795

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Carey Diversified established a Compensation Committee which monitors and implements the compensation program for the company. The committee's activity is currently limited to evaluating the compensation of the company's sole employee, Francis J. Carey, the company's Chief Executive Officer. For 1998, Mr. Carey's base salary was established by the board of directors prior to the completion of the company's merger with the nine CPA(R) Partnerships. The Compensation Committee meet during 1998 to determine the bonus to be paid to Francis J. Carey, Carey Diversified's Chief Executive Officer, for 1998 and his 1999 compensation.

     The committee concluded that the company was on target to satisfy its funds from operations target for 1998 and the Mr. Carey was entitled to a bonus of $150,000. This bonus was within the target bonus range established the company's compensation consultant.

                                        Submitted by the Compensation Committee:
                                        Charles C. Townsend, Jr., Chairman
                                        Eberhard Faber, IV
                                        Donald E. Nickelson

                                PERFORMANCE GRAPH

     Comparison of Five - Year Cumulative Return. The graph below provides an indicator of cumulative shareholder returns for Carey Diversified as compared with the S&P 500 Stock Index and a Peer Group(1).

                     Comparative Performance (Total Return)

Jan 1, 1998 thru Dec 31, 1998

--------------------------------------------------------------------------------
     Date           CDC    NARLEIT Inde    tanley R   P 500 In   ease Peer Index
--------------------------------------------------------------------------------
12/31/1997          100       100.00         100.00    100.00    100.00
12/31/1998          107        82.50          83.10    128.58     88.16
--------------------------------------------------------------------------------
Return             6.71%      -17.50%        -16.90%    28.58%   -11.84%

----------
(1)  The Net Lease Peer Index  includes  Trinet  Corporate  Realty  Trust,  Inc.
     (TRI), Franchise Finance Corporation of America (FFA), Lexington Corporate Properties Trust (LXP), Realty Income Corp. (O) and Commercial Net Lease Realty, Inc. (NNN).

                              CERTAIN TRANSACTIONS

Management Contract with Carey Management LLC

     Carey Management LLC, the manager of Carey Diversified, provides both strategic and day-to-day management services for the company including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets and administrative services for which it receives a fee from the company. W.P. Carey & Co., a company which is owned solely by William P. Carey, a director of Carey Diversified and affiliates, owns directly and indirectly 100% of Carey Management LLC.

Amounts Payable to the Manager

Amounts Payable by the Company.

     The following is a description of the fees payable by the company to the Manager in connection with the services provided by the Manager.

     Management Fee and Performance Fee. The Manager is paid a monthly management fee at an annual rate of .5 percent of the total capitalization of the company and a monthly performance fee at an annual rate of .5 percent of the total capitalization of the company. The performance fee is paid in the form of restricted shares which vest ratably over five years. The total capitalization of the company is measured each month by adding (i) the average of total principal amount of the debt owed by the company (measured as of the first and last day of each month) and (ii) the average market capitalization of the company (measured by multiplying the closing price of the shares on each trading day of the month by the total number of shares issued in connection with the merger of the company with the nine CPA(R) Partnerships (the consolidation) outstanding each trading day, adding the product for each day and dividing the sum by the number of trading days in the month).

     Before the shares are vested, the restricted shares are not transferable and are subject to forfeiture in the event the manager is terminated for cause or resigns. The restricted shares vest immediately in the event of a change of control and certain other circumstances. The management fee and performance fee are each reduced by one-half of the amount received by the manager from the subsidiary partnerships for property management or leasing fees and distributions of cash from operations from the subsidiary partnerships. The sale of the shares is restricted pursuant to Rule 144 of the Securities Act of 1933. The fee amount is divided by the closing price of the shares on the last trading day of the month to determine the number of shares to be paid to the manager.

     Termination Fee. If the management agreement is terminated in connection with a change of control, by the company without cause or by the manager with good reason, the manager is entitled to receive a termination fee. The termination fee equals the sum of (A) any fees that would be earned by the manager upon the disposition of the assets of the company and the subsidiary partnerships at their appraised value as of the date the management agreement is terminated (the "termination date") and (B)(1) if the agreement is terminated by the company after a change in control, five times the total fees paid to the Manager by the company and the Subsidiary Partnerships in the 12 months preceding the change in control and (2) if the agreement is terminated without cause or for good reason, $50 million if the agreement is terminated before December 31, 1999; $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002 and $10 million if the agreement is terminated before December 31, 2003.

     The  manager  may  also  be  paid  fees  on  a   transactional   basis  for
acquisitions, dispositions and other similar transactions. The terms of such fees will be negotiated with the independent members of the board of directors.

Amounts Payable by the Subsidiary Partnerships.

     The manager is entitled to the distributions from the respective subsidiary partnerships described below. Distributions paid to the manager by the subsidiary partnerships described in the following table reduce the management fee and performance fee otherwise payable to the manager by the company each by one-half of the amount paid by the subsidiary partnership:

      Subsidiary                                                                       Percentage of Distributions
      Partnership                  Property Management/ Leasing Fee                      of Cash from Operations
      -----------                  --------------------------------                      -----------------------

      CPA(R):(1)                  5% of Adjusted Cash from Operations                                  1%
      CPA(R):(2)                  5% of Adjusted Cash from Operations                                  1%
      CPA(R):(3)                  5% of Adjusted Cash from Operations                                  2%
      CPA(R):(4)                  1% of gross lease payments (1)                                       6%
      CPA(R):(5)                  1% of gross lease payments (1)                                       6%
      CPA(R):(6)                  1% of gross lease payments (1)                                       6%
      CPA(R):(7)                  1% of gross lease payments (1)                                       6%
      CPA(R):(8)                  3% of gross lease payments over first
                                  five years of original term of each lease                           10%
      CPA(R):(9)                  3% of gross lease payments over first
                                  five years of original term of each lease.                          10%

----------
(1) The management fee for properties not subject to leases with an initial term of less than 10 years is (i) six percent of the gross revenues of such leases where such Affiliate performs leasing, re-leasing and leasing related services, or (ii) three percent of gross revenues of such leases where such services are not performed; provided, however, that in no event shall such management fee exceed an amount which is competitive for similar services in the same geographic area and further provided that bookkeeping services and fees paid to non-Affiliates for management services shall be included in the management fee.

     Incentive Fee. The manager is entitled to be paid an incentive fee equal to 15 percent of the amount of the net proceeds received from the sale of a property previously held by a CPA(R) partnership in excess of the appraised value of the equity interest in such property used in the consolidation less an adjustment for the share of such net proceeds in excess of the appraised value of the equity interest attributable to the manager's interest in the shares.

     Amounts Paid to W.P. Carey & Co.

     Upon completion of the merger of the nine CPA(R) Partnerships, W.P. Carey & Co. received warrants to purchase 2,284,800 of the company's shares at $21 per share and 725,930 shares at $23 per share as compensation for investment banking services provided to the company. The warrants are exercisable for a ten year period beginning January 1, 1999.

Amounts Paid/Payable to the General Partners

     In connection with the merger of the nine CPA(R) Partnerships, W.P. Carey & Co. and affiliates (collectively, the "General Partners") received a subordinated preferred return of $4,422,000, measured based upon the cumulative proceeds arising from the sale of the CPA(R) partnerships assets (with the exception of CPA(R):5). Carey Management is entitled to be paid a preferred return in connection with CPA(R):5 of $1,423,000 if the closing price of the shares exceeds $23.11 for five consecutive days.

Livho, Inc. Transaction

     In connection with the consolidation, the company obtained a hotel in Livonia, Michigan which was not subject to a lease. The company would be taxed as a corporation if it received more than a small percentage of its income from the operation of a hotel. In order to avoid taxation as a corporation, the company leased the hotel to Livho Inc., a corporation wholly-owned by Francis J. Carey, the chairman and chief executive officer of the company pursuant to a 10-year lease. Livho Inc. paid $2,152,000 in rent in 1998 and is scheduled to pay $2,923,000 in rent for 1999.

FREDIP, S.A. Transactions

     The company has acquired six properties in France through its subsidiary, Polkinvest. In the acquisition of these properties, Polkinvest has co-invested with a FREDIP, S.A., a company in which Reginald Winssinger, a director of Carey Diversified, is a 25% owner. Polkinvest has between a 75% to 99% interest in these properties and FREDIP owns the remaining interest. The total cost of acquiring these properties was $18,963,373.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In 1998, Eberhard Faber, IV filed one late report, Francis J. Carey filed two late reports and William P. Carey filed three late reports required by
Section 16(a). Based on a review of its records and written representations, Carey Diversified believes that during 1998, all other Section 16 filings of its officers and directors complied with the requirements of the Securities Exchange Act.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From our inception, we have engaged the firm of PricewaterhouseCoopers LLP (formally Coopers & Lybrand L.L.P.) as our independent public accountants. We have selected PricewaterhouseCoopers as auditors for 1999. A representative of PricewaterhouseCoopers will be present at the annual meeting to make a statement and respond to questions.

                                              By order of the Board of Directors


                                              /s/ H. Augustus Carey
                                              ---------------------
                                              H. Augustus Carey
                                              Secretary

                                 REVOCABLE PROXY
                              CAREY DIVERSIFIED LLC

              Proxy for Annual Meeting of Shareholders June 7, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Carey Institutional Properties Incorporated appoints H. Augustus Carey and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Carey Diversified LLC at the Annual Meeting of shareholders to be held on June 7, 1999 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

1.      Election of Directors for the Three-Year Term Expiring in 2002


    /   /  FOR all nominees listed below      /   /  WITHHOLD AUTHORITY
    ----   (except as marked to the           ----   (to vote for all nominees
           contrary below)                           listed below)


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line though the nominee's name in the list below)

                                                                Francis J. Carey
                                                              Eberhard Faber, IV

2. Such other matters as may properly come before the meeting at the discretion of the proxy holders.

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, AND (2) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.

                  Dated:                     , 1999
                        ---------------------



                  ------------------------
                  Signature of Shareholder


                  ------------------------
                  Signature of Shareholder

                  SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign



                                                      PHLLIB-0247846.01-JRGARRID
                                                             May 3, 1999 9:40 AM